Exhibit 99.1

           Blue Coat Updates Expectations for Fiscal Second Quarter

   Among Key IT Leaders Selected to Present at Gartner Tech Investor Summit

    SUNNYVALE, Calif., Nov. 11 /PRNewswire-FirstCall/ -- Blue Coat(TM) Systems, Inc. (Nasdaq: BCSI) today announced that it anticipates second quarter fiscal year 2004 revenue to be approximately $13.4 million, an increase of approximately 20 percent compared to $11.2 million in the same quarter last year, and an increase of approximately 8 percent compared to $12.4 million in the prior quarter. Final results for the quarter will be released after the market close on November 19, 2003.

    Blue Coat has updated its expectations for the quarter in anticipation of the company's presentation tomorrow at the Gartner Tech Investor Summit. President and CEO Brian NeSmith is among the select-list of leading technology executives invited to address the summit in New York, and will present on Wednesday, November 12, 2003 at 1:30 PM Eastern Time. An audio Webcast of the session will be available at http://customer.nvglb.com/GART001/111003a_cy/default.asp?entity=bluecoat .
Anyone interested in listening to the Webcast live should visit the Website at least 10 minutes prior to the broadcast.

    "We are excited about our continued progress, and these expected results indicate positive momentum across the business," said Brian NeSmith, president and CEO of Blue Coat. "We will continue efforts to aggressively grow the business and provide customers with industry-leading tools for increasing productivity and minimizing business risks."

    For the quarter, the company expects gross margins to be approximately 66 percent, while operating expenses are expected to be approximately
$10.6 million, which includes $1.1 million related to the settlement of a patent infringement lawsuit. The company also anticipates recording approximately $0.9 million in additional restructuring reserves relating to vacant real estate, and $0.1 million in non-cash deferred stock compensation expense.

    All updated information, including access to Blue Coat's presentation at the Gartner Tech Investor Summit, can be accessed on the Blue Coat investor relations Web site located at http://www.bluecoat.com/aboutus/investor_relations .

    About Blue Coat Systems

    Blue Coat Systems provides secure proxy appliances that control user communications over the Internet. Blue Coat ProxySG appliances integrate advanced proxy functionality with security services such as content filtering, instant messaging control and Web virus scanning -- without impacting network performance. With more than 3,000 customers and over 14,000 appliances shipped worldwide, Blue Coat is trusted by many of the world's most influential organizations to ensure a safe and productive Internet environment. Blue Coat is headquartered in Sunnyvale, California, and can be reached at 408-220-2200 or www.bluecoat.com.

    FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding Blue Coat Systems' expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Blue Coat Systems' business are set forth in Blue Coat Systems' most recently filed Form 10-Q for the quarter ended July 31, 2003, and other reports filed from time to time with the Securities and Exchange Commission.

    NOTE: All trademarks, trade names or service marks used or mentioned herein belong to their respective owners.

    CONTACT: press, Tony Thompson, +1-408-220-2305, or tony.thompson@bluecoat.com, or investor, Robert Verheecke, +1-408-220-2318, or robert.verheecke@bluecoat.com, both of Blue Coat Systems, Inc.

SOURCE  Blue Coat Systems, Inc.
    -0-                             11/11/2003
    /CONTACT: press, Tony Thompson, +1-408-220-2305, or tony.thompson@bluecoat.com, or investor, Robert Verheecke, +1-408-220-2318, or robert.verheecke@bluecoat.com, both of Blue Coat Systems, Inc./
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20021031/BLUELOGO
              AP Archive:  http://photoarchive.ap.org
              PRN Photo Desk, 1-888-776-6555 or +1-212-782-2840/
    /Web site:  http://www.bluecoat.com /
    (BCSI)

CO:  Blue Coat Systems, Inc.
ST:  California
IN:  CPR HTS ITE MLM
SU:  ERP TDS CCA